EXHIBIT 99.1

BioCryst Launches ORLADEYO™ (berotralstat) in Germany

RESEARCH TRIANGLE PARK, N.C., June 03, 2021 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX) today announced that oral, once-daily ORLADEYO™ (berotralstat) is now available for patients with a prescription in Germany.

ORLADEYO was approved by the European Medicines Agency (EMA) on April 30, 2021 for the prevention of recurrent hereditary angioedema (HAE) attacks in HAE patients 12 years and older. The full European Summary of Product Characteristics (SMPC) for ORLADEYO is available on the EMA website at www.ema.europa.eu.

“We have an experienced team in place in Germany that is excited and honored to bring the first oral, once daily therapy to HAE patients in Europe,” said Charlie Gayer, chief commercial officer of BioCryst.  “Patients and physicians across Europe have told us about the significant need for a targeted oral therapy for HAE, and Germany is the first of many upcoming European launches for ORLADEYO.”

About ORLADEYO™ (berotralstat)
ORLADEYO™ (berotralstat) is the first and only oral therapy designed specifically to prevent attacks of hereditary angioedema (HAE) in adult and pediatric patients 12 years and older.  One capsule of ORLADEYO per day works to prevent HAE attacks by decreasing the activity of plasma kallikrein.

About BioCryst Pharmaceuticals
BioCryst Pharmaceuticals discovers novel, oral, small-molecule medicines that treat rare diseases in which significant unmet medical needs exist and an enzyme plays a key role in the biological pathway of the disease. Oral, once-daily ORLADEYO™ (berotralstat) is approved in the United States, the European Union, Japan and the United Kingdom for the prevention of HAE attacks in adults and pediatric patients 12 years and older. BioCryst has several ongoing development programs including BCX9930, an oral Factor D inhibitor for the treatment of complement-mediated diseases, BCX9250, an ALK-2 inhibitor for the treatment of fibrodysplasia ossificans progressiva, and galidesivir, a potential treatment for Marburg virus disease and Yellow Fever. RAPIVAB® (peramivir injection), a viral neuraminidase inhibitor for the treatment of influenza, has received regulatory approval in the U.S., Canada, Australia, Japan, Taiwan and Korea. Post-marketing commitments for RAPIVAB are ongoing. For more information, please visit the company’s website at www.biocryst.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding BioCryst’s plans and expectations for ORLADEYO.  These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: the ongoing COVID-19 pandemic, which could create challenges in all aspects of BioCryst’s business, including without limitation delays, stoppages, difficulties and increased expenses with respect to BioCryst’s and its partners’ development, regulatory processes and supply chains, negatively impact BioCryst’s ability to access the capital or credit markets to finance its operations, or have the effect of heightening many of the risks described below or in the documents BioCryst periodically files with the Securities and Exchange Commission; BioCryst’s ability to successfully implement its commercialization plans for, and to commercialize, ORLADEYO, which could take longer or be more expensive than planned; risks relating to government actions, including that decisions and other actions relating to pricing and reimbursements may not be taken when expected or at all, or that the outcomes of such decisions and other actions may not be in line with BioCryst’s current expectations; the commercial viability of ORLADEYO, including its ability to achieve market acceptance; the FDA, EMA, MHRA, PMDA or other applicable regulatory agency may require additional studies beyond the studies planned for products and product candidates, may not provide regulatory clearances which may result in delay of planned clinical trials, may impose certain restrictions, warnings, or other requirements on products and product candidates, may impose a clinical hold with respect to product candidates, or may withhold, delay, or withdraw market approval for products and product candidates; BioCryst’s ability to successfully manage its growth and compete effectively; risks related to the international expansion of BioCryst’s business; and actual financial results may not be consistent with expectations, including that operating expenses and cash usage may not be within management's expected ranges.  Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s forward-looking statements.

BCRXW

Contact:
Investors
John Bluth
+1 919 859 7910
jbluth@biocryst.com

Media
Catherine Collier Kyroulis
+1 917 886 5586
ckyroulis@biocryst.com